EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oppenheimer Holdings Inc. (the “Company”) of our report dated March 2, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the  year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

New York New York

March 4, 2009